Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 515 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity SAI Emerging Markets Index Fund, Fidelity SAI Emerging Markets Low Volatility Index Fund, Fidelity SAI International Low Volatility Index Fund, Fidelity SAI U.S. Low Volatility Index Fund, Fidelity Total International Index Fund and Fidelity U.S. Sustainability Index Fund of our reports dated December 14, 2020; Fidelity SAI Emerging Markets Value Index Fund, Fidelity SAI International Momentum Index Fund, Fidelity SAI International Quality Index Fund, and Fidelity SAI International Value Index Fund of our reports dated December 15, 2020; Fidelity SAI International Index Fund of our reports dated December 16, 2020 relating to the financial statements and financial highlights included in the October 31, 2020 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2020